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EXHIBIT 21.1


                           SUBSIDIARIES OF THE COMPANY


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                                                                     Jurisdiction of
Subsidiary                                                     Incorporation or Organization
----------                                                     -----------------------------
I.H.F.P., Inc.                                                         Delaware
Trenton Home Foods, Inc.                                               Delaware
Luck's, Incorporated                                                   Delaware
M. Polaner, Inc.                                                       Delaware
International Home Foods (Canada), Inc.                                Canada
3423425 Canada Ltd                                                     Canada
Heritage Brands Holdings, Inc.                                         Delaware
Heritage Brands, Inc.                                                  Delaware
Campfire, Inc.                                                         Delaware
Bumble Bee Seafoods, Inc.                                              Delaware
Sociedad Ecuatoriana de Alimentos
    Frigorificos Manta C.A.                                            Ecuador
CDC Acquisition Corporation                                            Delaware
SFSHC Acquisition Corporation                                          Delaware
BBII Acquisition Corporation                                           Delaware
Pesquena Manteuse de Alun
   Mantatun, S.A.                                                      Ecuador
Mayaguez Water Treatment Co., Inc.                                     Puerto Rico
DM US Holding Corp.                                                    Delaware
HMTF Mexico Holdings, S.A. de C.V.                                     Mexico
Productos Del Monte, S.A. de C.V.                                      Mexico
Frutas Y Verduras Selectas, S. de R.L. de C.V.                         Mexico
Del Norte                                                              Mexico
Creative Products, Inc. of Rossville                                   Illinois
Orleans Acquisition Corp.                                              Delaware
IHF/GM Holding Corp.                                                   Delaware
IHF/GM Acquisition Corp.                                               Delaware
Canadian Seafoods Acquisition Corp.                                    Delaware
Paramount Seafoods, PTY Limited                                        Australia
Finsotec SA                                                            Ecuador
BCP Ecuador SA                                                         Ecuador
Clover Leaf Seafoods, Inc.                                             Canada
VCSC Acquisition Corp.                                                 Delaware
Grist Mill Company                                                     Delaware
Grist Mill Confection                                                  Delaware
IHF Foreign Sales Corp.                                                Barbados
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